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                      HOLDING COMPANY EMPLOYMENT AGREEMENT

                  This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of October 5, 1995 by and between TAPPAN ZEE FINANCIAL, INC., a publicly held business corporation organized and operating under the laws of the State of Delaware and having an office at 75 Broadway, Tarrytown, New York 10591 ("Holding Company") and HARRY G. MURPHY, an individual residing at 40 Summit Avenue, White Plains, New York 10606 ("Mr. Murphy").

                              W I T N E S S E T H :

                  WHEREAS, Mr. Murphy currently serves the Holding Company in the capacity of Vice President; and

                  WHEREAS, effective as of the date of this Agreement, Tarrytowns Bank, FSB ("Bank") has converted from a federal mutual savings bank to a federal stock savings bank and has become the wholly owned subsidiary of the Holding Company; and

                  WHEREAS, the Holding Company desires to assure for itself the continued availability of Mr. Murphy's services and the ability of Mr. Murphy to perform such services with a minimum of personal distraction in the event of a pending or threatened Change of Control (as hereinafter defined); and

                  WHEREAS, Mr. Murphy is willing to continue to serve the Holding Company on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Holding Company and Mr. Murphy hereby agree as follows:

                  SECTION 1. EMPLOYMENT.

                  The Holding Company agrees to continue to employ Mr. Murphy, and Mr. Murphy hereby agrees to such continued employment, during the period and upon the terms and conditions set forth in this Agreement.

                  SECTION 2. EMPLOYMENT PERIOD; REMAINING UNEXPIRED EMPLOYMENT
                             PERIOD.

                  (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this section 2 ("Employment Period"). The Employment Period shall be for an initial term of three years beginning on the date of this Agreement and ending on the third anniversary date of this Agreement (each, an "Anniversary

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Date"), plus such extensions, if any, as are provided by the Board of Directors of the Holding Company ("Board") pursuant to section 2(b).

                  (b) Except as provided in section 2(c), beginning on the date of this Agreement, the Employment Period shall automatically be extended for one
(1) additional day each day, unless either the Holding Company or Mr. Murphy elects not to extend the Agreement further by giving written notice to the other party, in which case the Employment Period shall end on the third anniversary of the date on which such written notice is given. For all purposes of this Agreement, the term "Remaining Unexpired Employment Period" as of any date shall mean the period beginning on such date and ending on: (i) if a notice of non-extension has been given in accordance with this section 2(b), the third anniversary of the date on which such notice is given; and (ii) in all other cases, the third anniversary of the date as of which the Remaining Unexpired Employment Period is being determined. Upon termination of Mr. Murphy's employment with the Holding Company for any reason whatsoever, any daily extensions provided pursuant to this section 2(b), if not therefore discontinued, shall automatically cease.

                  (c) Nothing in this Agreement shall be deemed to prohibit the Holding Company at any time from terminating Mr. Murphy's employment during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Holding Company and Mr. Murphy in the event of any such termination shall be determined under this Agreement.

                  SECTION 3. DUTIES.

                  Mr. Murphy shall serve as Vice President of the Holding Company, having such power, authority and responsibility and performing such duties as are prescribed by or under the By-Laws of the Holding Company and as are customarily associated with such position. Mr. Murphy shall devote his full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Holding Company and shall use his best efforts to advance the interests of the Holding Company.

                  SECTION 4. CASH COMPENSATION.

                  In consideration for the services to be rendered by Mr. Murphy hereunder, the Holding Company shall pay to him a salary at an initial annual rate of NINETY-FOUR THOUSAND DOLLARS ($94,000), payable in approximately equal installments in accordance with the Holding Company's customary payroll practices for senior officers. Prior to each Anniversary Date occurring during the Employment Period, the Board shall review Mr. Murphy's annual rate of salary and may, in its discretion, approve an increase therein. In addition to salary, Mr. Murphy may receive other cash compensation from the Holding Company for services hereunder at such times, in such amounts and on such terms and conditions as the Board may determine from time to time.

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                  SECTION 5. EMPLOYEE BENEFIT PLANS AND PROGRAMS.

                  During the Employment Period, Mr. Murphy shall be treated as an employee of the Holding Company and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover employees of, the Holding Company, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Holding Company's customary practices.

                  SECTION 6. INDEMNIFICATION AND INSURANCE.

                  (a) During the Employment Period and for a period of six (6) years thereafter, the Holding Company shall cause Mr. Murphy to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Holding Company or service in other capacities at the request of the Holding Company. The coverage provided to Mr. Murphy pursuant to this section 6 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Holding Company.

                  (b) To the maximum extent permitted under applicable law, during the Employment Period and for a period of six (6) years thereafter, the Holding Company shall indemnify Mr. Murphy against and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Holding Company or any subsidiary or affiliate thereof.

                  SECTION 7. OUTSIDE ACTIVITIES.

                  Mr. Murphy may serve as a member of the boards of directors of such business, community and charitable organizations as he may disclose to and as may be approved by the Board (which approval shall not be unreasonably withheld); provided, however, that such service shall not materially interfere with the performance of his duties under this Agreement. Mr. Murphy may also engage in personal business and investment activities which do not materially interfere with the performance of his duties hereunder; provided, however, that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Holding Company and generally applicable to all similarly situated executives. Mr. Murphy may also serve as an officer or director of the Bank on such terms and conditions as the Holding Company and the Bank may mutually agree upon, and such service shall not be deemed to materially interfere with Mr. Murphy's performance of his duties hereunder or otherwise result in a material breach of this Agreement. If Mr. Murphy is discharged or suspended, or is subject to any regulatory prohibition or restriction with respect to participation

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in the affairs of the Bank, he shall continue to perform services for the
Company in accordance with this Agreement but shall not directly or indirectly provide services to or participate in the affairs of the Bank in a manner inconsistent with the terms of such discharge or suspension or any applicable regulatory order.

                  SECTION 8. WORKING FACILITIES AND EXPENSES.

                  Mr. Murphy's principal place of employment shall be at the Holding Company's executive offices at the address first above written, or at such other location within Westchester County at which the Holding Company shall maintain its principal executive offices, or at such other location as the Holding Company and Mr. Murphy may mutually agree upon. The Holding Company shall provide Mr. Murphy at his principal place of employment with a private office, secretarial services, an automobile, and other support services and facilities suitable to his position with the Holding Company and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Holding Company shall provide to Mr. Murphy for his exclusive use an automobile owned or leased by the Holding Company and appropriate to his position, to be used in the performance of his duties hereunder, including commuting to and from his personal residence. The Holding Company shall reimburse Mr. Murphy for his ordinary and necessary business expenses, including, without limitation, all expenses associated with his business use of the aforementioned automobile, fees for memberships in such clubs and organizations as Mr. Murphy and the Holding Company shall mutually agree are necessary and appropriate for business purposes, and his travel and entertainment expenses incurred in connection with the performance of his duties under this Agreement, in each case upon presentation to the Holding Company of an itemized account of such expenses in such form as the Holding Company may reasonably require.

                  SECTION 9. TERMINATION OF EMPLOYMENT WITH SEVERANCE BENEFITS.

                  (a) Mr. Murphy's shall be entitled to the severance benefits described herein in the event that his employment with the Holding Company terminates during the Employment Period under any of the following circumstances:

                  (i) Mr. Murphy's voluntary resignation from employment with the Holding Company within ninety (90) days following:

                           (A) the failure of the Board to appoint or re-appoint
                  or elect or re-elect Mr. Murphy to the office of Vice President (or a more senior office) of the Holding Company;

                           (B) the failure of the stockholders of the Holding
                  Company to elect or re-elect Mr. Murphy or the failure of the Board (or the nominating committee thereof) to nominate Murphy for such election or re-election;

                           (C) the expiration of a thirty (30) day period
                  following the date on which Mr. Murphy gives written notice to the Holding Company of its

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                  material failure, whether by amendment of the Holding
                  Company's Organization Certificate or By-laws, action of the Board or the Holding Company's stockholders or otherwise, to vest in Mr. Murphy the functions, duties, or responsibilities prescribed in section 3 of this Agreement, unless, during such thirty (30) day period, the Holding Company cures such failure in a manner determined by Mr. Murphy, in his discretion, to be satisfactory; or

                           (D) the expiration of a thirty (30) day period
                  following the date on which Mr. Murphy gives written notice to the Holding Company of its material breach of any term, condition or covenant contained in this Agreement (including, without limitation any reduction of Mr. Murphy's rate of base salary in effect from time to time and any change in the terms and conditions of any compensation or benefit program in which Mr. Murphy participates which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package), unless, during such thirty (30) day period, the Holding Company cures such failure in a manner determined by Mr. Murphy, in his discretion, to be satisfactory; or

                  (ii) subject to the provisions of section 10, the termination of Mr. Murphy's employment with the Holding Company for any other reason not described in section 9(a);

then, the Holding Company shall provide the benefits and pay to Mr. Murphy the amounts described in section 9(b).

                  (b) Upon the termination of Mr. Murphy's employment with the Holding Company under circumstances described in section 9(a) of this Agreement, the Holding Company shall pay and provide to Mr. Murphy (or, in the event of his death, to his estate):

                  (i) his earned but unpaid compensation (including, without limitation, all items which constitute wages under section 190.1 of the New York Labor Law and the payment of which is not otherwise provided for under this section 9(b)) as of the date of the termination of his employment with the Holding Company, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after termination of employment;

                  (ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Holding Company's officers and employees;

                  (iii) continued group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance benefits, in addition to that provided pursuant to section 9(b)(ii), and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary

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         to provide for Mr. Murphy, for the Remaining Unexpired Employment
         Period, coverage equivalent to the coverage to which he would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a Change of Control, on the date of such Change of Control, whichever benefits are greater), if he had continued working for the Holding Company during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to Mr. Murphy's termination of employment with the Holding Company;

                  (iv) within thirty (30) days following his termination of employment with the Holding Company, a lump sum payment, in an amount equal to the present value of the salary that Mr. Murphy would have earned if he had continued working for the Holding Company during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to Mr. Murphy's termination of employment with the Holding Company, where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Internal Revenue Code of 1986 ("Code"), compounded using the compounding period corresponding to the Holding Company's regular payroll periods for its officers, such lump sum to be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination;

                  (v) within thirty (30) days following his termination of employment with the Holding Company, a lump sum payment in an amount equal to the excess, if any, of:

                           (A) the present value of the aggregate benefits to
                  which he would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Holding Company, if he were 100% vested thereunder and had continued working for the Holding Company during the Remaining Unexpired Employment Period, such benefits to be determined as of the date of termination of employment by adding to the service actually recognized under such plans an additional period equal to the Remaining Unexpired Employment Period and by adding to the compensation recognized under such plans for the year in which termination of employment occurs all amounts payable under sections 9(b)(i), (iv), (vii), (viii) and (ix); over

                           (B) the present value of the benefits to which he is
                  actually entitled under such defined benefit pension plans as of the date of his termination;

         where such present values are to be determined using the mortality tables prescribed under section 415(b)(2)(E)(v) of the Code and a discount rate, compounded monthly equal to the annualized rate of interest prescribed by the Pension Benefit Guaranty Corporation for the valuation of immediate annuities payable under

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         terminating single-employer defined benefit plans for the month in which Mr. Murphy's termination of employment occurs ("Applicable PBGC Rate");

                  (vi) within thirty (30) days following his termination of employment with the Holding Company, a lump sum payment in an amount equal to the present value of the additional employer contributions to which he would have been entitled under any and all qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Holding Company, if he were 100% vested thereunder and had continued working for the Holding Company during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to Mr. Murphy's termination of employment with the Holding Company, and making the maximum amount of employee contributions, if any, required under such plan or plans, such present value to be determined on the basis of a discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to the Applicable PBGC Rate;

                  (vii) the payments that would have been made to Mr. Murphy under any cash bonus or long-term or short-term cash incentive compensation plan maintained by, or covering employees of, the Holding Company if he had continued working for the Holding Company during the Remaining Unexpired Employment Period and had earned the maximum bonus or incentive award in each calendar year that ends during the Remaining Unexpired Employment Period, such payments to be equal to the product of:

                           (A) the maximum percentage rate at which an award was
                  ever available to Mr. Murphy under such incentive compensation plan; multiplied by

                           (B) the salary that would have been paid to Mr.
                  Murphy during each such calendar year at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to Mr. Murphy's termination of employment with the Holding Company:

         such payments to be made (without discounting for early payment) within thirty (30) days following Mr. Murphy's termination of employment;

                  (viii) at the election of the Holding Company made within thirty (30) days following his termination of employment with the Holding Company, upon the surrender of options or appreciation rights issued to Mr. Murphy under any stock option and appreciation rights plan or program maintained by, or covering employees of, the Holding Company, a lump sum payment in an amount equal to the product of:

                           (A) the excess of (I) the fair market value of a
                  share of stock of the same class as the stock subject to the option or appreciation right, determined as of the date of termination of employment, over (II) the

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                  exercise price per share for such option or appreciation
                  right, as specified in or under the relevant plan or program; multiplied by

                           (B) the number of shares with respect to which
                  options or appreciation rights are being surrendered.

         For purposes of this section 9(b)(viii) and for purposes of determining Mr. Murphy's right following his termination of employment with the Holding Company to exercise any options or appreciation rights not surrendered pursuant hereto, Mr. Murphy shall be deemed fully vested in all options and appreciation rights under any stock option or appreciation rights plan or program maintained by, or covering employees of, the Holding Company, even if he is not vested under such plan or program;

                  (ix) at the election of the Holding Company made within thirty
         (30) days following Mr. Murphy's termination of employment with the Holding Company, upon the surrender of any shares awarded to Mr. Murphy under any restricted stock plan maintained by, or covering employees of, the Holding Company, a lump sum payment in an amount equal to the product of:

                           (A) the fair market value of a share of stock of the
                  same class of stock granted under such plan, determined as of the date of Mr. Murphy's termination of employment; multiplied by

                           (B) the number of shares which are being surrendered.

         For purposes of this section 9(b)(ix) and for purposes of determining Mr. Murphy's right following his termination of employment with the Holding Company to any stock not surrendered pursuant hereto, Mr. Murphy shall be deemed fully vested in all shares awarded under any restricted stock plan maintained by, or covering employees of, the Holding Company, even if he is not vested under such plan.

The Holding Company and Mr. Murphy hereby stipulate that the damages which may be incurred by Mr. Murphy following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 9(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to Mr. Murphy's efforts, if any, to mitigate damages. The Holding Company and Mr. Murphy further agree that the Holding Company may condition the payments and benefits (if any) due under sections 9(b)(iii), (iv), (v), (vi) and (vi) on the receipt of Mr. Murphy's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Holding Company, the Bank or any subsidiary or affiliate of either of them.

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                  SECTION 10. TERMINATION WITHOUT ADDITIONAL HOLDING COMPANY
                              LIABILITY.

                  (a) In the event that Mr. Murphy's employment with the Holding Company shall terminate during the Employment Period on account of:

                  (i) the discharge of Mr. Murphy for "cause," which, for purposes of this Agreement shall mean: (A) Mr. Murphy intentionally engages in dishonest conduct in connection with his performance of services for the Holding Company resulting in his conviction of a felony; (B) Mr. Murphy is convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude; (C) Mr. Murphy willfully fails or refuses to perform his duties under this Agreement and fails to cure such breach within sixty (60) days following written notice thereof from the Holding Company; (D) Mr. Murphy breaches his fiduciary duties to the Holding Company for personal profit; or (E) Mr. Murphy's willful breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Holding Company.

                  (ii) Mr. Murphy's voluntary resignation from employment with the Holding Company for reasons other than those specified in section 9(a);

                  (iii)             Mr. Murphy's death; or

                  (iv) a determination that Mr. Murphy is eligible for long-term disability benefits under the Holding Company's long-term disability insurance program or, if there is no such program, under the federal Social Security Act;

then the Holding Company shall have no further obligations under this Agreement, other than the payment to Mr. Murphy (or, in the event of his death, to his estate) of his earned but unpaid salary as of the date of the termination of his employment, and the provision of such other benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Holding Company.

                  (b) For purposes of section 10(a)(i)(A) or (B), no act or failure to act, on the part of Mr. Murphy, shall be considered "willful" unless it is done, or omitted to be done, by Mr. Murphy in bad faith or without reasonable belief that Mr. Murphy's action or omission was in the best interests of the Holding Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Holding Company shall be conclusively presumed to be done, or omitted to be done, by Mr. Murphy in good faith and in the best interests of the Holding Company. The cessation of employment of Mr. Murphy shall not be deemed to be for "cause" within the meaning of section 10(a)(i) unless and until there shall have been delivered to Mr. Murphy a copy of a resolution duly adopted by the affirmative vote of three-fourths of the non-employee members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Mr. Murphy and Mr. Murphy is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Mr. Murphy is guilty of the conduct described in section 10(a)(i) above, and specifying the particulars thereof in detail.

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                  SECTION 11. TERMINATION UPON OR FOLLOWING A CHANGE OF CONTROL.

                  (a) A Change of Control of the Holding Company ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

                  (i) approval by the stockholders of the Holding Company of a transaction that would result in the reorganization, merger or consolidation of the Holding Company, respectively, with one or more other persons, other than a transaction following which:

                           (A) at least 51% of the equity ownership interests of
                  the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Holding Company; and

                           (B) at least 51% of the securities entitled to vote
                  generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Holding Company;

                  (ii) the acquisition of all or substantially all of the assets of the Holding Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Holding Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Holding Company of any transaction which would result in such an acquisition;

                  (iii) a complete liquidation or dissolution of the Holding Company, or approval by the stockholders of the Holding Company of a plan for such liquidation or dissolution;

                  (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the board of directors of the Holding Company do not belong to any of the following groups:

                           (A) individuals who were members of the Board of the
                  Holding Company on the date of this Agreement; or

                           (B) individuals who first became members of the Board
                  of the Holding Company after the date of this Agreement either:

                                    (I) upon election to serve as a member of
                           the Board of directors of the Holding Company by affirmative vote of three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or

                                    (II) upon election by the stockholders of
                           the Board to serve as a member of the board of directors of the Board, but only if nominated for election by affirmative vote of three-quarters of the members of the board of directors of the Board, or of a nominating committee thereof, in office at the time of such first nomination;

                  provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Holding Company; or

                  (v) any event which would be described in section 11(a)(i),
         (ii), (iii) or (iv) if the term "Bank" were substituted for the term "Holding Company" therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Holding Company, the Bank, or a subsidiary of either of them, by the Holding Company, the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 11(a), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

                  (b) In the event of a Change of Control, Mr. Murphy shall be entitled to the payments and benefits contemplated by section 9(b) in the event of his termination employment with the Holding Company under any of the circumstances described in section 9(a) of this Agreement or under any of the following circumstances:

                  (i) resignation, voluntary or otherwise, by Mr. Murphy at any time during the Employment Period following his demotion, loss of title, office or significant authority or responsibility, or following any reduction in any element of his package of compensation and benefits;

                  (ii) resignation, voluntary or otherwise, by Mr. Murphy at any time during the Employment Period following any relocation of his principal place of employment or any change in working conditions at such principal place of employment which Mr. Murphy, in his reasonable discretion, determines to be embarrassing, derogatory or otherwise adverse;

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
                  (iii) resignation, voluntary or otherwise, by Mr. Murphy at any time during the Employment Period following the failure of any successor to the Holding Company in the Change of Control to include Mr. Murphy in any compensation or benefit program maintained by it or covering any of its executive officers, unless Mr. Murphy is already covered by a substantially similar plan of the Holding Company which is at least as favorable to him; or

                  (iv) resignation, voluntary or otherwise, for any reason whatsoever following the effective date of the Change of Control.

                  SECTION 12. TAX INDEMNIFICATION.

                  (a) This section 12 shall apply if Mr. Murphy's employment is terminated upon or following (i) a Change of Control (as defined in section 11 of this Agreement); or (ii) a change "in the ownership or effective control" of the Holding Company or the Bank or "in the ownership of a substantial portion of the assets" of the Holding Company or the Bank within the meaning of section 280G of the Code. If this Section 12 applies, then, if for any taxable year, Mr. Murphy shall be liable for the payment of an excise tax under section 4999 of the Code with respect to any payment in the nature of compensation made by the Holding Company, the Bank or any direct or indirect subsidiary or affiliate of the Holding Company or the Bank to (or for the benefit of) Mr. Murphy, the Holding Company shall pay to Mr. Murphy an amount equal to X determined under the following formula:

                  X   =                   E x P
                           ------------------------------------------------
                           1 - [(FI x (1 - SLI)) + SLI + E + M]

                  where

                  E   =     the rate at which the excise tax is assessed under
                           section 4999 of the Code;

                  P   =    the amount with respect to which such excise tax is
                           assessed, determined without regard to this section
                           12;

                  FI  =    the highest marginal rate of income tax applicable
                           to Mr. Murphy under the Code for the taxable year in question;

                  SLI = the sum of the highest marginal rates of income tax applicable to Mr. Murphy under all applicable state and local laws for the taxable year in question; and

                  M   =    the highest marginal rate of Medicare tax
                           applicable to Mr. Murphy under the Code for the taxable year in question.

With respect to any payment in the nature of compensation that is made to (or for the benefit of) Mr. Murphy under the terms of this Agreement, or otherwise, and on which an excise tax under section 4999 of the Code will be assessed, the payment determined under this section 12(a) shall be made to Mr. Murphy on the earlier of (i) the date the Holding Company, the Bank or any direct or indirect subsidiary or affiliate of the Holding Company or the Bank is required to withhold such tax, or (ii) the date the tax is required to be paid by Mr. Murphy.

                  (b) Notwithstanding anything in this section 12 to the contrary, in the event that Mr. Murphy's liability for the excise tax under section 4999 of the Code for a taxable year is subsequently determined to be different than the amount determined by the formula (X + P) x E, where X, P and E have the meanings provided in section 12(a), Mr. Murphy or the Holding Company, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under section 12(a), when increased by the amount of the payment made to Mr. Murphy under this section 12(b) by the Holding Company, or when reduced by the amount of the payment made to the Holding Company under this section 12(b) by Mr. Murphy, equals the amount that should have properly been paid to Mr. Murphy under section 12(a). The interest paid under this section 12(b) shall be determined at the rate provided under section 1274(b)(2)(B) of the Code. To confirm that the proper amount, if any, was paid to Mr. Murphy under this section 12, Mr. Murphy shall furnish to the Holding Company a copy of each tax return which reflects a liability for an excise tax payment made by the Holding Company, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service.

                  SECTION 13. COVENANT NOT TO COMPETE.

                  Mr. Murphy hereby covenants and agrees that, in the event of his termination of employment with the Holding Company prior to the expiration of the Employment Period, for a period of one (1) year following the date of his termination of employment with the Holding Company (or, if less, for the Remaining Unexpired Employment Period), he shall not, without the written consent of the Holding Company, become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, or any direct or indirect subsidiary or affiliate of any such entity, that entails working within one hundred (100) miles of the headquarters of the Holding Company on the date of Mr. Murphy's termination of employment; provided, however, that this section 13 shall not apply if Mr. Murphy's employment is terminated for the reasons set forth in section 9(a); and provided, further, that if Mr. Murphy's employment shall be terminated on account of disability as provided in section 10(d) of this Agreement, this section 13 shall not prevent Mr. Murphy from accepting any position or performing any services if (a) he first offers, by written notice, to accept a similar position with, or perform similar services for, the Holding Company on substantially the same terms and conditions and (b) the Holding Company declines to accept such offer within ten (10) days after such notice is given.

                  SECTION 14. CONFIDENTIALITY.

                  Unless he obtains the prior written consent of the Holding Company, Mr. Murphy shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Holding Company or any entity which is a subsidiary of the Holding Company or of which the Holding Company is a subsidiary, any material document or information obtained from the Holding Company, or from its parent or subsidiaries, in the course of his employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this section 14 shall prevent Mr. Murphy, with or without the Holding Company's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

                  SECTION 15. SOLICITATION.

                  Mr. Murphy hereby covenants and agrees that, for a period of one (1) year following his termination of employment with the Holding Company, he shall not, without the written consent of the Holding Company, either directly or indirectly:

                  (a) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Holding Company, the Bank or any affiliate, as of the date of this Agreement, of either of them, to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, doing business within one hundred
         (100) miles of the headquarters of the Holding Company, the Bank or any affiliate, as of the date of this Agreement, of either of them;

                  (b) provide any information, advice or recommendation with respect to any such officer or employee of any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, doing business within one hundred
         (100) miles of the headquarters of the Holding Company, the Bank, or any affiliate, as of the date of this Agreement, of either of them, that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Holding Company, the Bank, or any affiliate, as of the date of this Agreement, of either of them, to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, doing business within one hundred (100) miles of the headquarters of the Holding Company, the Bank, or any affiliate, as of the date of this Agreement, of either of them; or

                  (c) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Holding

         Company to terminate an existing business or commercial relationship with the Holding Company.

                  SECTION 16. NO EFFECT ON EMPLOYEE BENEFIT PLANS OR PROGRAMS.

                  The termination of Mr. Murphy's employment during the term of this Agreement or thereafter, whether by the Holding Company or by Mr. Murphy, shall have no effect on the rights and obligations of the parties hereto under the Holding Company's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Holding Company from time to time.

                  SECTION 17. SUCCESSORS AND ASSIGNS.

                  This Agreement will inure to the benefit of and be binding upon Mr. Murphy, his legal representatives and testate or intestate distributees, and the Holding Company and its successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Holding Company may be sold or otherwise transferred. Failure of the Holding Company to obtain from any successor its express written assumption of the Holding Company's obligations hereunder at least sixty (60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement.

                  SECTION 18. NOTICES.

                  Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

                  If to Mr. Murphy:

                           Mr. Harry G. Murphy
                           40 Summit Avenue
                           White Plains, New York  10606

                  If to the Holding Company:

                           Tappan Zee Financial, Inc.
                           75 Broadway
                           Tarrytown, New York  10591

                           Attention:  Chairman of the Board

                           with a copy to:

                           Thacher Proffitt & Wood
                           Two World Trade Center
                           New York, New York 10048

                           Attention:   W. Edward Bright, Esq.

                  SECTION 19. INDEMNIFICATION FOR ATTORNEYS' FEES.

                  The Holding Company shall indemnify, hold harmless and defend Mr. Murphy against reasonable costs, including legal fees, incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that Mr. Murphy shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding, or in a settlement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Holding Company's obligations hereunder shall be conclusive evidence of Mr. Murphy's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

                  SECTION 20. SEVERABILITY.

                  A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

                  SECTION 21. WAIVER.

                  Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

                  SECTION 22. COUNTERPARTS.

                  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

                  SECTION 23. GOVERNING LAW.

                  This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York.

                  SECTION 24. HEADINGS AND CONSTRUCTION.

                  The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

                  SECTION 25. ENTIRE AGREEMENT; MODIFICATIONS.

                  This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

                  SECTION 26. GUARANTEE.

                  The Holding Company hereby agrees to guarantee the payment by the Bank of any benefits and compensation to which Mr. Murphy is or may be entitled to under the terms and conditions of the employment agreement dated as of the 5th day of October, 1995 between the Bank and Mr. Murphy, a copy of which is attached hereto as Exhibit A ("Bank Agreement").

                  SECTION 27. NON-DUPLICATION.

                  In the event that Mr. Murphy shall perform services for the Bank or any other direct or indirect subsidiary of the Holding Company, any compensation or benefits provided to Mr. Murphy by such other employee shall be applied to offset the obligations of the Holding Company hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to Mr. Murphy for all services to the Holding Company and all of its direct or indirect subsidiaries.

                  SECTION 28. REQUIRED REGULATORY PROVISIONS.

                  Notwithstanding anything herein contained to the contrary, any payments to Mr. Murphy by the Holding Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section1828(k), and any regulations promulgated thereunder.

                  IN WITNESS WHEREOF, the Holding Company has caused this Agreement to be executed and Mr. Murphy has hereunto set his hand, all as of the day and year first above written.

                                                  /s/ Harry G. Murphy
                                                  ---------------------
                                                      Harry G. Murphy

ATTEST:                                           TAPPAN ZEE FINANCIAL, INC.

By/s/ Harry G. Murphy
  --------------------------
              Secretary                           By/s/ Marvin Levy
                                                    ----------------------------
                                                    Name:  Marvin Levy
                                                    Title: Chairman of the Board

[Seal]

[Notary Public
Attestations and Seals]